UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2022

Angi Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street, Suite 700 Denver, CO	80205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2022, Angi Inc. (“ANGI” or the “Registrant”) announced that Oisin Hanrahan stepped down from his positions as ANGI’s Chief Executive Officer and as a member of its board of directors, effective immediately.

In connection with his departure from the Registrant (and subject to the execution of a release and his compliance with certain restrictive covenants): (i) Mr. Hanrahan will receive the severance benefits set forth in that certain employment agreement between him and the Registrant, dated as of February 24, 2021 (see Exhibit 10.12 to the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2021), (ii) 828,730 ANGI restricted stock units held by Mr. Hanrahan will remain outstanding and vest upon the earlier of April 9, 2024 or a “change in control” of the Registrant (as defined in the Registrant’s omnibus stock and incentive plan), and (iii) Mr. Hanrahan will receive a cash bonus in respect of his 2022 performance in the amount of $1,250,000 (less applicable tax withholdings), which amount shall be paid to him in one lump sum installment by no later than March 15, 2023.

The Registrant also announced that its board of directors appointed Joseph Levin, Chief Executive Officer of IAC Inc. (the Registrant’s parent company (“IAC”)) and Chairman of the ANGI board of directors, to succeed Mr. Hanrahan as ANGI’s Chief Executive Officer, effectively immediately. Mr. Levin will also continue to serve in his role as Chief Executive Officer of IAC. Mr. Hanrahan has agreed to provide certain consulting services through December 31, 2022 in order to facilitate a smooth transition.

Mr. Levin, age 43, has been a director and Chief Executive Officer of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from January 2012 to June 2015. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since he joined IAC in 2003. Mr. Levin has served on the boards of directors of ANGI, MGM Resorts International and Vimeo, Inc. since September 2017, August 2020 and May 2021, respectively, and currently serves as Chairman of the boards of directors of ANGI and Vimeo, Inc. Mr. Levin previously served on the boards of directors of LendingTree, Inc. (from August 2008 through November 2014), The Active Network (beginning prior to its 2011 initial public offering through its sale in December 2013), Groupon, Inc. (from March 2017 to July 2019) and Match Group, Inc. (from October 2015 through September 2022). In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School.

Mr. Levin will not receive any compensation directly from the Registrant in connection with his role as ANGI’s Chief Executive Officer.

Lastly, in connection with Mr. Hanrahan’s departure, the Registrant’s board of directors approved a reduction of its size from twelve to eleven directors.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Angi Inc., dated October 10, 2022.

99.2	Separation Agreement, dated October 10, 2022, between Angi Inc. and Oisin Hanrahan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

By:	/s/ Shannon Shaw
Name:	Shannon Shaw
Title:	Chief Legal Officer

Date: October 10, 2022